UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

Fisker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1888 Rosecrans Avenue

Manhattan Beach, California 90266

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSRN	OTC Pink Current Information

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 10, 2024, Fisker Inc. (the “Company,” “we,” “us” or “our”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the holder of the 0% senior convertible notes due 2025 (the “Investor”) pursuant to which the Company agreed to sell, and the Investor agreed to purchase, $3,456,000 in aggregate principal amount of senior secured notes due 2024 (the “Notes”) in a private offering (the “Offering”) in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended.

The Offering closed on May 10, 2024 (such date is referred to herein as the “Closing Date”).

The Notes were issued under a note certificate, dated the Closing Date, by the Company.

The gross amount of proceeds to us from the Offering was $3,456,000. We intend to use the proceeds from the Offering solely to finance expenses consistent with the Approved Budget (as defined in the Notes).

The following is intended to provide a summary of the terms of the agreements and securities described above. This summary is qualified in its entirety by reference to the full text of such documents, each of which is incorporated herein by reference and included as an exhibit to this Current Report on Form 8-K.

Securities Purchase Agreement

The Notes were be issued pursuant to the Securities Purchase Agreement. The Securities Purchase Agreement provides for the sale of the Notes for gross proceeds of $3,456,000.

The Securities Purchase Agreement obligates us to indemnify the Investor and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by us, (ii) any breach of any obligation of ours, and (iii) certain claims by third parties.

Notes

Description of Notes

The Notes are issued as senior secured obligations of the Company under the Securities Purchase Agreement. The terms of the Notes include those provided in the Notes and the Securities Purchase Agreement.

Initial Closing; Additional Closings

At the closing of the Offering, we issued $3,456,000 in aggregate principal amount of Notes to certain institutional investors.

Upon our delivery of an additional closing notice to the Investor, if elected by the Investor, we may consummate additional closings of up to $4,044,000 in aggregate principal amount of new Notes, which we refer to herein as the Additional Notes, at additional closings pursuant to the Securities Purchase Agreement. The Additional Notes will be identical in all material respect to the Notes.

Ranking; Guaranty and Collateral

The Notes are and will be senior secured obligations of the Company and certain of our direct and indirect wholly owned subsidiaries that entered into (or are required to enter into) a guaranty agreement, dated on the Closing Date, in favor of the Investor as collateral agent (the “Guaranty”). Until such date no Notes remain outstanding, all payments due under the Notes will be pari passu with all Additional Notes and senior to all other indebtedness of the Company and/or any of our subsidiaries.

The obligations under the Notes are and will be secured by liens on substantially all of the existing and future assets of the Company and the subsidiaries party to (or required under the Notes to be party to) the Guaranty, subject to certain exceptions, including those set out in the Security and Pledge Agreement entered into by the Company and certain of its direct and indirect wholly owned subsidiaries on the Closing Date in favor of the Investor as collateral agent (the “Security and Pledge Agreement”).

Maturity Date; Repayment

The Notes will mature on June 24, 2024. We are required to pay, on the Maturity Date, all outstanding principal, together with accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, if any.

We are also required to repay, on the last business day of each calendar week, an amount in cash equal to the positive net cash flow for such week (calculated in the same manner as used for the Approved Budget), if any, up to the amount of the then-outstanding obligations under the Notes.

Interest

The Notes bear interest at a rate per annum equal to the three-month Secured Overnight Financing Rate plus 12.0%, however, the interest rate of the Notes is increased to the three-month Secured Overnight Financing Rate plus 15% per annum (the “Default Rate”) on overdue principal and interest (including post-petition interest in any proceeding under any bankruptcy law). Interest shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears on the last business day of each calendar week in which interest accrues (each, an “Interest Payment Date”). Interest shall be paid in kind, shall accrue daily and shall be capitalized and added to the outstanding principal on each Interest Payment Date, payable on the Maturity Date.

Events of Default

The Notes contain standard and customary events of default including but not limited to: (i) the Company’s failure to pay any principal, interest, late charges, or other amounts due under the Notes, (ii) default or the occurrence of certain events of default or other violations of the terms of other existing indebtedness (subject to certain exceptions during the Forbearance Period (as defined in the Notes)), (iii) bankruptcy, reorganization or liquidation events (subject to certain exceptions with respect to the Company’s subsidiaries in Austria and the United Kingdom), (iii) material breaches of Company representations, warranties and covenants in the transaction documents in respect of the Notes, (iv) invalidity of any Transaction Document (as defined in the Securities Purchase Agreement) or invalidity of any security document to create a separate valid and perfected first priority lien on the assets that are pledged as collateral in favor of the Investor to the extent required under the Notes, (v) failure to comply with the Approved Budget, (vi) termination or expiration of the Forbearance Agreement (as defined in the Notes) and (vii) the occurrence of any uninsured loss to any material portion of the assets that are pledged as collateral.

If an event of default occurs, the Investor may require us to redeem all or any portion of the Notes, in cash, at a 25% redemption premium to the sum of (x) such portion of the principal amount to be redeemed, (y) all accrued and unpaid interest with respect to such portion of the principal amount and (z) accrued and unpaid late charges with respect to such portion of the principal amount and interest (the “Redemption Amount”).

Bankruptcy Event of Default Mandatory Redemption

If any bankruptcy event of default occurs, we shall immediately redeem in cash all amounts due under the Notes at the Redemption Amount, unless the Investor waives such right to receive such payment.

Fundamental Transactions

The Notes prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions).

Change of Control Redemption Right

In connection with a change of control of the Company, the Investor may require us to redeem in cash all, or any portion, of the Notes at the Redemption Amount.

Covenants

The Notes contain a variety of obligations on our part not to engage in specified activities, which are typical for transactions of this type, as well as the following covenants:

•

we and our subsidiaries will comply with the Approved Budget and deliver, on a weekly basis, an Approved Budget Variance Report (as defined in the Notes) beginning on the Thursday of the first week following the Closing Date;

•	we and our subsidiaries will not (directly or indirectly) incur any other indebtedness except for permitted indebtedness;

•	we and our subsidiaries will not (directly or indirectly) incur any liens, except for permitted liens;

•

we and our subsidiaries will not, directly or indirectly, redeem or repay all or any portion of any indebtedness (A) prior to the due date or or (B) if at the time the payment is due or is made or, after giving effect to the payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing or elect to accelerate, prepay or redeem early any indebtedness;

•	we and our subsidiaries will not make any restricted investments;

•	we and our subsidiaries will not redeem, repurchase or pay any dividend or distribution on our respective capital stock;

•

we and our subsidiaries will not sell, lease, assign, transfer or otherwise dispose of any of our assets or any assets of any subsidiary, except for permitted dispositions (with the proceeds of such dispositions used in accordance with the Approved Budget and as provided in the Notes and the Securities Purchase Agreement);

•	we and our subsidiaries will not (directly or indirectly) engage in a material line of business substantially different from those lines of business as of the date of the issuance of the Notes;

•

we and our subsidiaries will not initially, directly or indirectly, permit any indebtedness to mature or accelerate prior to the Maturity Date of the Notes (subject to certain exceptions during the Forbearance Period);

•

we and our subsidiaries will maintain and our existence, rights, and privileges, to become or remain, duly qualified and in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary;

•	we and our subsidiaries will not make any significant changes in accounting treatment or reporting practices;

•	we and our subsidiaries will maintain and preserve, all respective properties;

•

we and our subsidiaries will take all action necessary or advisable to maintain all of the intellectual property rights (as defined in the Securities Purchase Agreement) that are necessary or material to the conduct of our business in full force and effect;

•

we and our subsidiaries will maintain insurance in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is in accordance with sound business practice by similar companies and in accordance with the Approved Budget;

•	we and our subsidiaries will not, (directly or indirectly), enter into, renew, extend or be a party to, any transaction or series of related transactions with any affiliate

•

we will not, directly or indirectly, without the prior written consent of the Investor, (i) issue any Notes (other than as contemplated by the Offering and any Additional Notes) or (ii) issue any other securities that would cause a breach or default under the Notes;

•

we agree, to the extent legally permissible, to not insist upon, plead, claim or take the benefit of any stay, extension or usury law that may affect our performance under the Notes, and expressly waive all benefits or advantages of any such law;

•	we and our subsidiaries will pay when due all taxes, fees or other charges of any nature whatsoever now or hereafter imposed or assessed us in accordance with the Approved Budget;

•

we will hire an independent, reputable investment bank to investigate whether any breach of the Notes has occurred if an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing or the Investor reasonably believes that an event constituting an event of default has occurred or is continuing;

•

we and our subsidiaries will continue to sell vehicles at auctions and through dealers and direct-to-consumer channels as contemplated by the Approved Budget, with all proceeds from such sales used in accordance with the Approved Budget and as provided in the Notes and the Securities Purchase Agreement;

•	we and our subsidiaries shall continue to retain a chief restructuring officer satisfactory to the Investor in its sole discretion; and

•	we shall deliver to the Investor a proposed liquidation plan, in form and substance acceptable to the Investor, on or before May 23, 2024.

Changes to the Notes

Each Note may not be changed or amended without the prior written consent of the Company and the Investor.

Governing Law

The Notes will be governed by, and construed in accordance with, the laws of New York without regard to its conflicts of law principles.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events

On May 13, 2024, we issued a press release announcing the signing of the Securities Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Senior Secured Notes due 2024, dated May 10, 2024

10.1	Securities Purchase Agreement, dated May 10, 2024

10.2	Security and Pledge Agreement, dated May 10, 2024

10.3	Guaranty, dated May 10, 2024

99.1	Press Release of Fisker Inc., dated May 13, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2024	FISKER INC.

	By:	/s/ John DiDonato
John DiDonato
Chief Restructuring Officer